LEASE AGREEMENT
(400 Princeton Boulevard, Adairsville, Georgia 30103)

THIS LEASE ("Lease") is made and entered into this day of December, 2023, by and between Adairsville GA, LLC, a Delaware limited liability company ("Landlord"), and TDG Operations, LLC, a Georgia limited liability company ("Tenant"), upon the following terms and conditions:

ARTICLE I GRANT AND TERM
1.01Leased Premises. Landlord demises and leases to Tenant, and Tenant rents from Landlord, the real property described on Exhibit "A ' attached hereto and incorporated herein and existing improvements thereon (said real property and improvements located thereon, including the two warehouse buildings (one covering approximately 1,826 square feet and the other covering approximately 292,194 square feet) totaling 294,020 square feet, from time to time herein called the "Property"), located at 400 Princeton Boulevard, Adairsville, Georgia 30103; any additions to the Property, any loading docks and all other appurtenances to the Property, all parking lots, public walkways, aisles and driveways for ingress and egress to said improvements and parking areas and to and from the streets and highways, the storm water retention basin, if any, all landscaping, all utility lines and sewers to the perimeter walls of the Property or servicing such improvements, and existing signage, if any (collectively, the "Leased Premises"), IN ITS "AS IS, WHERE IS" CONDITION AND WITH ALL FAULTS, SUBJECT TO THE EXISTING STATE OF TITLE (WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE LEASED PREMISES FOR A PARTICULAR USE OR TITLE THERETO, ALL SUCH WARRANTIES BEING HEREBY WAIVED AND RENOUNCED BY TENANT), AND THE MINIMUM RENT (AS HEREINAFTER DEFINED) AND ALL OTHER SUMS PAYABLE HEREUNDER BY TENANT SHALL IN NO CASE BE WITHHELD OR DIMINISHED ON ACCOUNT OF ANY DEFECT IN SUCH LEASED PREMISES, ANY CHANGE IN THE CONDITION THEREOF, ANY DAMAGE OCCURRING THERETO OR THE EXISTENCE WITH RESPECT THERETO OF ANY VIOLATION OF LAWS EXCEPT AS OTHERWISE PROVIDED HEREIN.
TENANT ACKNOWLEDGES THAT IT HAS PREVIOUSLY OWNED AND OPERATED ITS BUSINESS ON THE LEASED PREMISES PRIOR TO ITS SALE OF THE SAME TO LANDLORD, AND THAT IT IS INTIMATELY AWARE OF THE NATURE, FEATURES AND CONDITION OF THE PROPERTY AND ALL IMPROVEMENTS THEREON. BY OCCUPYING THE LEASED PREMISES, TENANT SHALL BE DEEMED TO HAVE ACCEPTED THE SAME AND TO HAVE ACKNOWLEDGED THAT THE SAME COMPLY FULLY WITH LANDLORD'S COVENANTS AND OBLIGATIONS HEREUNDER. TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE AND DOES NOT MAKE, AND LANDLORD HEREBY DISCLAIMS, ANY AND ALL WARRANTIES, EXPRESSED OR IMPLIED, WHICH IN ANYWAY RELATE TO THE LEASED PREMISES, THE PROJECT, OR THE CONDITION THEREOF, INCLUDING, WITHOUT LIMITATION,

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ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY. TENANT FURTHER UNDERSTANDS THAT LANDLORD HAS RELIED UPON TENANT'S REPRESENTATIONS AND WARRANTIES AFORESAID AND TENANT'S HAVING MADE ALL INSPECTIONS DESIRED BY TENANT PRIOR TO LEASING THE LEASED PREMISES FROM LANDLORD, AND THAT BUT FOR SUCH INSPECTIONS BY TENANT, LANDLORD WOULD NOT HAVE LEASED THE LEASED PREMISES TO TENANT.
Additionally, the parties hereto agree that the obligation of Tenant to pay all Rent and other sums hereunder provided to be paid by Tenant, and the obligation of Landlord to perform Landlord's covenants and duties hereunder constitute independent, separate and unconditional obligations to be performed at all times provided for hereunder,

1.02Commencement of Rental. Tenant's obligation to pay rent shall commence on the date hereof.
1.03Length of Term. Subject to Landlord's right to terminate, the term ("Term") of this Lease shall be for a period of ten (10) years, commencing on the date hereof. If said commencement date is other than the first day of the month, the first year of the Lease term shall be deemed to be extended to include such partial month and the following twelve (12) months, so as to end on the last day of the month. So long as no Default exists and with twelve (12) months' written notice to Landlord prior to the end of the Term (or extended Term), Tenant shall have two
(2) five (5) year options to extend the Term hereof under the same terms at the then fair rental value determined by Landlord and Tenant at least ten (10) months prior to the end of the Term (or extended Term.) If Landlord and Tenant cannot agree upon a fair market rental by such deadline, each will retain a real estate appraiser or broker to determine such fair market rental prior to the date that is nine (9) months prior to the end of the Term (or extended Term) and the average of the two values shall be the fair market value hereunder; provided that if Tenant does not agree with such fair market value determination, Tenant shall have the right to cancel its renewal election by written notice to Landlord within five (5) business days after the fair market value is determined.
1.04Acceptance of Leased Premises. Tenant accepts the Leased Premises "as-is." No rights or remedies shall accrue to Tenant arising out of the condition of the Property.

ARTICLE II RENT
2.01Minimum Rent. "Minimum Rent" shall be payable by Tenant to Landlord in advance, without setoff, on the first day of each and every month throughout the Term at Landlord's office at 10850 Wilshire Blvd., Suite 1000, Los Angeles, CA 90024, or at such other place designated by Landlord, as follows: (i) during the first five years of the Term at the rate of One Million Four Hundred Ninety-Five Thousand Six Hundred Sixty and 00/100 Dollars ($1,495,660.00) per year and (ii) during the last five years of the Term at the rate of One Million Five Hundred Eighty-Five Thousand Four Hundred and 00/100 Dollars ($1,585,400.00) per year. Notwithstanding the foregoing, Tenant shall owe $0 for Minimum Rent in months 13 and 25 of the Term (the Tenant agreeing to continue to pay all other pass-through expenses and charges). Minimum Rent for any fractional month, including the initial month of the Term, shall be prorated and payable in advance based on the then-applicable yearly Minimum Rent set forth above.

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2.02Security Deposit. Tenant shall deposit with Landlord Three Hundred Seventy Three Thousand Nine Hundred Fifteen and 00/100 Dollars ($373,915.00) ass "Security Deposit" to be held in a segregated account and to be applied to cover any Minimum Rent or Additional Rent hereunder not paid by Tenant after any cure period. The balance of the Security Deposit shall be returned to Tenant within thirty (30) days after the end of the Term hereof, as such may be extended.
2.03Taxes. During the term of this Lease, Tenant shall pay as additional rent, the real estate taxes and special taxes, current installments of all assessments (general or special), impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority (including, without limitation, any water, sewer or drainage fees that any governmental or utility district may assess), or which accrue on the Property or the Leased Premises for each calendar year (or portion thereof) during the term of this Lease, including, without limitation, the tax assessed against Landlord for the Leased Premises or the rental income therefrom, including, without limitation, any "rent tax" (but excluding general income tax), professional fees and expenses incurred by Landlord for ad valorem tax consultants or tax-rendering services, and all penalties, interest, and other charges (with respect to such real estate taxes) payable by reason of any delay in or failure or refusal of Tenant to make timely payment as required under this Lease (collectively, the "Taxes") attributable to the Leased Premises. Landlord, at Landlord's option, may bill Tenant on a monthly basis, based on one-twelfth (1/12) of the estimated annual amount for taxes and assessments, and Tenant shall pay Landlord the amount of such billings simultaneously with the payment of Minimum Rent. Landlord agrees to supply to Tenant an explanation for the method of computing said taxes, or a copy of the prior assessment bill or statement of any governmental agencies owed Tax. In the event Tenant does not make said payment as hereinabove required within five (5) business days after written notice thereof, Tenant shall be in default of this Lease. Additionally, with respect to Taxes:
(a)Right to Contest Taxes and Assessments. Tenant, at its expense and with prior written notice to Landlord, may contest any and all such Taxes in the event that Landlord fails to contest the same no less than thirty (30) days prior to the deadline by which a party may file a contest with respect to such Taxes.
(b)Municipal, County, State or Federal Taxes. Tenant shall pay, before delinquency, all municipal, county and state or federal taxes assessed against any leasehold interest of Tenant or any fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the Leased Premises.
(c)Real Estate Tax. Without in any way limiting the definition above, "Taxes" shall specifically include: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property or land upon which the Property is located; (ii) any sales or other tax on Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property but excluding any of Landlord's "personal" income tax; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the

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Property due to a change in ownership or transfer of all or part of Landlord's interest in the Property; (vi) professional fees and expenses incurred by Landlord for ad valorem tax consultants or tax-rendering services, (vii) all penalties, interest, and other charges (with respect to such real estate taxes) payable by reason of any delay in or failure or refusal of Tenant to make timely payment as required under this Lease (viii) other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority (including, without limitation, any water, sewer or drainage fees that any governmental or utility district may assess), or which accrue on the Property or the Leased Premises for each calendar year (or portion thereof) during the term of this Lease, and (ix) any charge or fee replacing any tax previously included within the definition of Taxes.
(d)Intentionally Omitted.
(e)Reconciliation of Monthly Payments of Taxes and Insurance Premiums. If the actual amount of Taxes and, if required under Section 6.01, Insurance premiums with respect to any billing period exceeds the aggregate amount previously paid by Tenant during such period, Tenant shall pay to Landlord the deficiency within thirty (30) days following notice from Landlord. If, however, the aggregate amount previously paid by Tenant with respect thereto exceeds the actual amounts, for such period, then, upon written notice by Tenant to Landlord within thirty (30) days ofreceipt of notice of surplus, if any, Tenant may elect a credit of such surplus (net of any amounts then owing by Tenant to Landlord) be applied against the next ensuing installment of escrow payments due hereunder by Tenant, or Landlord shall refund such net surplus to Tenant. Further, the annual deadline for reconciliation of tax escrow and, if required under Section 6.01, insurance premium escrow shall not be earlier than sixty (60), and no later than one hundred eighty (180), days after each calendar year.
ARTICLE III
CONDUCT OF BUSINESS BY TENANT
3.01Use of Premises. Tenant shall only use the Leased Premises for the purpose of manufacturing, storage, sale and distribution of flooring materials and products that are produced and distributed by Tenant; and including products and materials which are not materially different from Tenant's primary business but for no other business or purpose or under any name other than under the name(s) which Tenant uses to market its products in its ordinary course of its business, without the prior written consent of Landlord. Consent may be subject to such conditions as Landlord deems appropriate but shall not be unreasonably withheld or unduly delayed (except as otherwise provided under Section 8.01).

ARTICLE IV ALTERATIONS, LIENS AND SIGNS
4.01Alterations. Tenant shall not, without Landlord's prior written consent, either make or cause to be made any structural or exterior alterations, including additions and improvements, to the Leased Premises or to any exterior building signs or free-standing signs.

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Landlord shall not unreasonably withhold or delay its consent. Any alterations, additions or improvements consented to by Landlord shall be made at Tenant's sole expense. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys' fees) and liens resulting therefrom. All alterations (expressly including all light fixtures and floor coverings, except removable trade fixtures, appliances and equipment that do not become a part of the Leased Premises), shall immediately become the property of Landlord. All plans and specifications of all work requiring the approval of Landlord shall be prepared by a licensed architect or engineer, as permitted by applicable laws, and such work shall be performed in substantial compliance therewith. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

4.02Tenant Shall Discharge All Liens. Tenant shall promptly pay its contractors and materialmen for all work done and performed by Tenant, so as to prevent the assertion or imposition ofliens upon or against the Leased Premises, and shall, upon request provide Landlord with lien waivers, and should any such lien be asserted or filed, Tenant shall bond against or discharge the same within thirty (30) days after written request by Landlord. In the event Tenant fails to remove said lien within said thirty (30) days, Landlord may at its sole option elect to satisfy and remove the lien by paying the full amount claimed or otherwise, without investigating the validity thereof, and Tenant shall pay Landlord upon demand the amount paid out by Landlord in Tenant's behalf, including Landlord's costs and expenses with interest or Tenant shall be in default hereunder. Landlord's election to discharge liens as provided hereunder shall not be construed to be a waiver or cure of Tenant's default hereunder.

ARTICLE V
MAINTENANCE OF LEASED PREMISES, SURRENDER AND RULES
5.01This is an absolutely net lease (except as may be expressly provided herein) and the Minimum Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand as "Additional Rent."
5.02Unless any of the following listed conditions have a material adverse effect on Tenant's ability to use the Leased Premises that causes the Tenant to cease operations of its business on the Leased Premises for more than thirty (30) consecutive days, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or reduction of Minimum Rent hereunder, nor shall the obligations of Tenant under this Lease be affected, solely by reason of (i) any damage to or destruction of all or any part of the Leased Premises from whatever cause; (ii) the taking of the Leased Premises or any portion thereof by condemnation, requisition, eminent domain proceedings or otherwise for any reason, except as provided herein; (iii) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; or (iv) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding unless otherwise specified herein.

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5.03Tenant hereby agrees to pay one hundred percent (100%) of any and all Operating Expenses as hereafter defined for the entire term of the Lease and any extensions thereof in accordance with specific provisions hereinafter set forth. The term "Operating Expenses" shall include, but shall not be limited to, the total costs and expenses incurred in operating, maintaining, protecting, replacing and repairing the exterior and interior of the building and all building facilities on the Leased Premises, the parking and sidewalk areas on the Leased Premises, and any other improvements on the Leased Premises, including, without limitation, the cost and expense of the following: snow removal, landscaping, planting, replanting, and replacing flowers, shrubbery and other plantings; repairs and maintenance, painting and decorating of the building and other improvements; electricity, water, gas and other utilities (including, without limitation, all expenditures intended to reduce the cost of any utilities); maintenance, repair and replacement of fixtures, bulbs and any and all building systems and parts thereof and thereto; sanitary control, extermination, and sump maintenance and improvements; removal of rubbish, garbage and other refuse; security systems and policing of the building and facilities; sewer charges; heating, ventilating and air conditioning the building; cleaning and janitorial services; maintenance of decorations, and lavatories; maintenance and repair of all doors and glass in common areas and building roof (provided Landlord shall be responsible for any roof replacement and structural building repairs and replacements, except to the extent caused by the Tenant or any party under the control or direction of Tenant); fire sprinkler systems; security alarm systems, cost of personnel directly involved in implementing all of the aforementioned; sale and excise taxes and the like upon any of the expenses enumerated herein any and all other expenditures with respect to the operation, repair, maintenance, protection and management by Tenant of the Leased Premises and all buildings, structures, or other improvements thereon.
NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, SHOULD TENANT CAUSE ANY WORK TO BE PERFORMED ON THE ROOF OF ANY BUILDING COMPRISING THE LEASED PREMISES AND SUCH WORK VOIDS OR OTHERWISE ADVERSELY IMPACTS ANY EXISTING ROOF WARRANTY, TENANT SHALL BE RESPONSIBLE FOR ALL DAMAGES, CLAIMS, COSTS AND EXPENSES INCURRED BY LANDLORD AS A RESULT OF THE VOIDING OR IMPACTING OF THE ROOF WARRANTY. ANY SUCH DAMAGES, CLAIMS, COSTS AND EXPENSES WILL BE DUE AND PAYABLE BY TENANT TO LANDLORD UPON DEMAND BY LANDLORD.
5.04Trash. Tenant shall keep and maintain garbage, trash, rubbish and refuse in sanitary, closed containers so as not to be visible to the public from without the Leased Premises. Tenant shall cause its garbage and refuse to be taken to such garbage containers as needed and shall cause the same to be periodically emptied in order the same to not overflow. Tenant shall contract with a garbage removal service to pick up Tenant's trash and other waste at such necessary intervals.

5.05Surrender of Premises. At the expiration of the tenancy hereby created, Tenant shall peaceably surrender the Leased Premises, including all alterations, additions, improvements, decorations and repairs made thereto which were approved by Landlord (but excluding all removable trade fixtures, equipment, signs and other personal property installed by Tenant, provided that in no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any free-standing signs, any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or

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other floor coverings; or other similar building operating equipment and decorations), in good first class condition and repair, reasonable wear and tear, subject to Landlord's commercially reasonable approval, and damage by casualty, if fully insured, excepted. Tenant shall remove all its property not required to be surrendered to Landlord before sunendering the Leased Premises as aforesaid and shall repair any damage to the Leased Premises or its surfaces caused thereby. Any personal property remaining in the Leased Premises at the expiration of the Lease period may be deemed abandoned by Tenant and Landlord may claim the same and shall in no circumstances have any liability to Tenant therefor or, at Landlord's election, Landlord may cause the removal of such property and Tenant shall pay to Landlord the cost of such removal and repair.

ARTICLE VI INSURANCE AND INDEMNITY
6.01Casualty Insurance. Throughout the term of this Lease and any extensions thereof, Tenant shall obtain and pay for all casualty insurance for the building and other improvements on the Leased Premises, with such comprehensive or so-called "all risk" that includes wind and flood and such loss of rental and vandalism endorsements as Landlord may, from time to time, reasonably deem necessary, and shall show Landlord as the primary insured thereon with Landlord's lender as an additional named insured therein. Tenant shall at all times keep such insurance in force and provide Landlord with copies of said policies or certificates evidencing said coverage. Such policy(ies) shall provide for full replacement cost coverage and that such amount of coverage shall be subject to increase at least annually so as to provide full insured hazard or risk loss coverage. In no event shall such coverage be in an amount less than the replacement value of the Leased Premises as of the date of any such loss. If Tenant fails to keep said insurance in effect, or if Landlord does not receive evidence that such insurance is renewed prior to thirty (30) days before its expiration, then Landlord may, but shall not be required to, immediately obtain insurance coverage as provided for herein. However, if required by Landlord's lender (secured by the Leased Premises) or if Tenant is then currently in default hereunder, Landlord, at Landlord's option, may bill Tenant on a monthly basis, based on one-twelfth (1/12) of the estimated annual amount for insurance. Tenant shall pay Landlord the amount of such estimated insurance simultaneously with and in addition to the Minimum Rent. In the event Tenant does not make said payment as hereinabove required within five (5) business days after written notice thereof, Tenant shall be in default of this Lease.
6.02Liability Insurance. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises and the business operated by Tenant and permitted Tenants of Tenant in the Leased Premises in which the limits of coverage shall not be less than $5,000,000 per occurrence for bodily and/or personal injuries, and in which the coverage for property damage liability shall not be less than $5,000,000 or a combined single limit of $5,000,000. The policy shall be in form approved by Landlord, shall name Landlord and Tenant as the insured, and shall contain a clause that the insurer will not cancel, materially modify or fail to renew the insurance without first giving Landlord thirty (30) days' prior written notice.

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6.03Business Interruption Insurance. During the Term, Tenant shall procure, maintain and pay for, rental value insurance or business interruption insurance covering risk of loss due to the occurrence of any of the hazards insured against under Tenant's "all risk" coverage insurance and providing coverage in an amount sufficient to permit the payment of Minimum Rent payable hereunder.
6.04Umbrella or Excess Liability Insurance. During the Term, Tenant shall procure, maintain and pay for, umbrella or excess liability insurance written on an occurrence basis and covering claims in excess of the underlying insurance described above, with a $5,000,000 limit per occurrence. Such insurance shall contain a provision that it will not be more restrictive than the primary insurance and shall drop down as primary insurance in the event that the underlying insurance policy aggregate is exhausted.

6.05Insurance Requirements. Throughout the entire term of this Lease and any extension hereof, Tenant shall keep in force and effect such other policies of insurance in respect of the Leased Premises and the operations thereon, as reasonably required by Landlord or as may be otherwise required Landlord's lender (if secured by the Leased Premises). The policies of insurance required to be obtained by Tenant hereunder shall be issued in favor of and in the name of Tenant, Landlord and Landlord's mortgagee, as their respective interests may appear, and Tenant shall furnish to Landlord a certificate evidencing such coverage, which certificate shall be in ACORD format and provide that the insurance shall not be canceled, modified or allowed to lapse without thirty (30) days prior written notice thereof being given by the insurance carrier to Landlord. The insurance company, independently of its parent's or any reinsurer's rating, shall have a General Policyholder Rating of A, and a Financial Rating of X or better, as reported in the most current issue of Best's Insurance Guide, or as reported by Best on its website, and the form of insurance shall be subject to approval by Landlord, such approval not to be unreasonably withheld or delayed.
6.06Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Tenant's insurance policies required hereunder shall contain a waiver of any rights of subrogation against Landlord and its mortgagee provided such a provision is not prohibited by applicable law. Each policy hereunder shall contain a clause or endorsement to the effect that any release shall not adversely affect or impair said policies or prejudice the right of the releasing party to recover thereunder. Tenant agrees that each of its policies shall include such a clause or endorsement if available under applicable law.

6.07Limit to Landlord's Liability. Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, nor for the loss of or damages to any property of Tenant or of others by theft, and Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, smoke, rain, or snow, bursting of or leaks from any part of the Leased Premises or from the pipes, appliances, or plumbing works, or from the roof, street or subsurface, or from any other place or by dampness, stoppage or leakage from sewer pipes or from any other cause whatsoever, unless such damage or injury is a direct result of the grossly negligent or willful acts of Landlord or its agents. All property of Tenant kept or stored on the Leased Premises shall be so kept and stored at the risk of Tenant only and unless herein otherwise provided, Tenant shall indemnify,

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defend, and hold Landlord harmless from any claim arising out of damage to the same. Tenant's sole recourse against Landlord and any successor to Landlord's interest in this Lease, is the interest of Landlord (or of such successor in interest) in the Leased Premises. Tenant will not have any right to satisfy any judgment that it may have against Landlord or against such successor in interest from any other assets of Landlord or such successor, or from their respective equity owners, officers, directors, managers, employees, representatives, and agents. None of Landlord, its successors or assigns, nor any of their respective equity owners, officers, directors, managers, employees, representatives, and agents, shall ever be personally liable for any such judgment, and tenant shall not seek to enforce any such judgment against any of their assets other than the interest of Landlord (or of such successor in interest) in the Leased Premises.

6.08Indemnification of Landlord. Tenant shall indemnify, save harmless and defend Landlord, its equity owners, officers, directors, managers, employees, representatives, and agents (collectively the "Landlord Parties") from and against any and all claims, actions, damages, losses, risks, suits, judgments, decrees, orders, liability and expense, including without limitation, reasonable legal fees and costs, suffered or incurred by any of them directly or indirectly, which arise out of, are occasioned by, or are in any way attributable to the following events occurring during the Term: (i) Tenant's use and occupancy of the Leased Premises; (ii) the conduct of Tenant's business; (iii) any activity, work or thing done, permitted or suffered by Tenant in or about the Leased Premises; (iv) the condition of the Leased Premises during the Term; (v) any breach of any representation or warranty or default in the performance of any covenant or obligation to be performed by Tenant beyond the expiration of any applicable notice and cure periods under the terms of this Lease or arising from any act, neglect, fault or omission of Tenant, its agents and servants; or (vi) any accident, injury to or death of any person or damage to any property howsoever caused in or on the Leased Premises during the Term, except to the extent that any of such claims, actions, demands, judgments, damages, liabilities or expenses arise from or are caused by the gross negligence or willful misconduct of Landlord or its agents, in which case Landlord shall indemnify and hold Tenant harmless from such claims. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon receipt of notice from Landlord shall defend the same at Tenant's expense (excluding, however, any such claim to the extent caused by Landlord's gross negligence or willful misconduct).

THE FOREGOING INDEMNITY IS INTENDED TO INDEMNIFY LANDLORD AND THE LANDLORD PARTIES AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE (INCLUDING WITHOUT LIMITATION, LANDLORD'S AND LANDLORD PARTIES' SOLE OR CONCURRENT NEGLIGENCE), EXCLUDING, HOWEVER, GROSS NEGLIGENCE AND WILLFUL MISCONDUCT BY LANDLORD OR ITS AGENTS, AND SHALL NOT TERMINATE UPON RELEASE OR OTHER TERMINATION OF THIS LEASE WITH RESPECT TO ANY CIRCUMSTANCE OR EVENT EXISTING OR OCCURRING PRIOR TO SUCH RELEASE OR TERMINATION, BUT WILL SURVIVE TERMINATION OF THIS
LEASE. In the event of any action or claim against which Landlord is entitled to indemnification hereunder, Landlord or Tenant, as applicable, shall immediately notify the other party of the same and shall furnish such party with all relevant information concerning such action or claim, and Landlord shall be entitled, at Tenant's expense, to participate in, and to the extent that Landlord wishes, to assume the defense thereof.

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6.09If Tenant shall not comply with its covenants made in this Article, Landlord may cause insurance as aforesaid to be issued, in such event Tenant agrees to pay, as additional rent, the premium for such insurance upon Landlord's demand.

ARTICLE VII PRIORITY OF LEASE
7.01Subordination. Landlord shall have the right to transfer, mortgage, assign, pledge and convey in whole or in part the Leased Premises, the Property, this Lease and all rights of Landlord existing and to exist, and rents and amounts payable to it under the provisions hereof; and nothing herein contained shall limit or restrict any such right, and, subject to the requirements in Section 7.04 that Tenant attorn to the rights of a subsequent landlord, and the requirements in Section 16.01 that such subsequent landlord honor the rights of Tenant hereunder so long as Tenant is not in default hereunder, the rights of Tenant under this Lease shall be subject and subordinate to all instruments executed and to be executed in connection with the exercise of any such right of Landlord, including, but not limited to, the lien of any mortgage, deed of trust or security agreement now or hereafter placed upon the Leased Premises and the Property and to all renewals or modifications thereof. Said subordination shall not require the agreement or consent of Tenant, but Tenant covenants and agrees, if requested, to execute and deliver upon demand such further instruments subordinating this Lease to the lien of any such mortgage, deed of trust or security agreement as shall be requested by Landlord and/or any mortgagee, proposed mortgagee or holder of any security agreement, and Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute and deliver any such instrument for and in the name of Tenant. Landlord agrees to reimburse Tenant for the reasonable attorney fees Tenant may incur in reviewing such subordination agreement.

Notwithstanding anything set out in this Lease to the contrary, in the event the holder of any mortgage or deed of trust elects to have this Lease superior to its mortgage or deed of trust, then, upon Tenant being notified to that effect by such encumbrance holder, this Lease shall be deemed prior to the lien of said mortgage or deed of trust, whether this Lease is adopted prior to or subsequent to the date of said mortgage or deed of trust.

7.02Notice to Landlord of Default. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or claim a partial or total eviction, or make any claim against Landlord for the payment of money, Tenant will not make such claim or exercise such right until it has given written notice of such act or omission to:
(a)Landlord; and

(b)the holder of any mortgage, deed of trust or other security instrument as to whom Landlord has instructed Tenant to give copies of all of Tenant's notices to Landlord; and
after thirty (30) days shall have elapsed following the giving of such notice, during which such parties or any of them have not commenced diligently to remedy such act or omission or to cause

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the same to be remedied. Nothing herein contained shall be deemed to create any rights in Tenant not specifically granted in this Lease or under applicable provisions of law.

7.03Estoppel Certificate. Tenant agrees, at any time, and from time to time, upon not less than fifteen (15) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord or other party designated by Landlord certifying that this Lease is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the actual commencement and expiration dates of the Lease, stating the dates to which rent, and other charges, if any, have been paid, that the Leased Premises have been completed on or before the date of such certificate and that all conditions precedent to the Lease taking effect have been carried out, that Tenant has accepted possession, that the lease term has commenced, Tenant is occupying the Leased Premises and is open for business, and stating whether or not there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge and the claims or offsets, if any, claimed by Tenant, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord or a purchaser of Landlord's interest and by any mortgagee or prospective mortgagee of any mortgage affecting the Leased Premises or the Property. If Tenant does not deliver such statement to Landlord within such fifteen
(15) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one
(1) month's Minimum Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts. Tenant shall also, on fifteen (15) days' written notice, provide an agreement in favor of and in the form customarily used by such encumbrance holder, by the terms of which Tenant will agree to give prompt written notice to any such encumbrance holder in the event of any casualty damage to the Leased Premises or in the event of any default on the part of Landlord under this Lease, and will agree to allow such encumbrance holder a reasonable length of time after notice to cure or cause the curing of such default before exercising Tenant's right of self-help under this Lease, if any, or terminating or declaring a default under this Lease.
7.04Attornment. Tenant agrees that no foreclosure of a mortgage affecting the Leased Premises, nor the institution of any suit, action, summary or other proceeding against Landlord herein, or any successor Landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of the holder of any such mortgagee, Tenant covenants and agrees to execute an instrument in writing satisfactory to such party or parties or to the purchaser of the mortgaged premises in foreclosure whereby Tenant attorns to such successor in interest and such successor in interest agrees to assume the obligations of Landlord hereunder arising from and after the date that title to the Leased Premises is acquired by such successor in interest.

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ARTICLE VIII ASSIGNMENT AND SUBLETTING
8.01Consent Required. Tenant shall not voluntarily or involuntarily or by operation of law, assign, transfer or encumber this Lease, in whole or in part, nor sublet all or any part of the Leased Premises without the prior written consent of Landlord in each instance, and any attempt to do any of the foregoing without the prior express written consent of Landlord shall be void and of no effect. Consent by Landlord may be withheld or conditioned in Landlord's commercially reasonable discretion; provided, however, Tenant and their assigns or sublessees shall not engage in the operation, distribution, handling, storage, or transportation of any currently illegal products or prohibited drug-related activities, including but not limited to cannabis, medical cannabis, and all other cannabis-related products. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent in any subsequent assignment or subletting.

Landlord agrees to consent to Tenant subleasing all or a portion of the Leased Premises to a subtenant entity that is controlled by Tenant or one of its affiliates, provided that Landlord reasonably determines that the sublease does not impair the Tenant's ability to perform its obligations hereunder.
Notwithstanding any assignment or sublease hereunder (whether permitted in this Lease or consented to by Landlord) Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof without Landlord's specific written release (which may be granted or withheld in Landlord's commercially reasonable discretion).
Landlord shall have the right to convey all or any part of its interest in the real property of which the Leased Premises are a part or its interest in this Lease. All covenants and obligations of Landlord under this Lease shall cease upon the execution of such conveyance, but such covenants and obligations shall run with the land and shall be binding upon the subsequent owner or owners thereof or of this Lease.
In the event that a permitted sublease hereunder generates Minimum Rent in excess of the proportional amount then being paid by Tenant under the terms of this Lease and such sublease is not with a subtenant entity that is controlled by Tenant or one of its affiliates, then in such event Landlord and Tenant shall share equally in such profit pursuant to a document confirming the terms and conditions of such sublease.

ARTICLE IX
WASTE, GOVERNMENTAL REGULATIONS AND HAZARDOUS SUBSTANCES

9.01Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other Tenant in the Property.

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9.02Governmental Regulations. Tenant shall, at its sole cost and expense, comply with all material requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force. Specifically, Tenant shall materially comply with all applicable statutes, ordinances, rules, regulations, codes, orders, requirements, directives, binding written interpretations and binding written policies, rulings, and decrees of all local, municipal, state and federal governments, departments, agencies, commissions, boards or political subdivisions applicable to or having jurisdiction over the use, occupancy, operation and maintenance of the Leased Premises, including without limitation all Environmental Laws (as hereinafter defined), the Americans with Disabilities Act and other access laws, zoning restrictions and those which require the making of any structural, unforeseen or extraordinary changes and including those which involve a change of policy on the part of the governmental body enacting the same ("Laws"); provided, however, that the Tenant shall timely cure and/or follow the issuance of any orders, citations, violations, notices or any communication from a governmental entity with jurisdiction over the Tenant or the Leased Premises. Tenant shall procure and maintain all permits, licenses and other authorizations required for the use of the Leased Premises or any part thereof then being made and for the lawful and proper installation, operation and maintenance of all equipment and appliances necessary or appropriate for the operation and maintenance of the Leased Premises, and shall comply in all respects with the Permitted Exceptions.

9.03Hazardous Substances.

(a)Tenant represents and warrants to Landlord that it shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, or discharge any Hazardous Materials (as hereinafter defined) upon or about the Leased Premises in violation of any applicable laws, nor permit any of its agents, representatives, employees, contractors, subcontractors, subtenants, licensees or invitees to engage in such activities upon or about the Leased Premises, and Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, damages, losses, risks, litigation, liabilities and expenses (including reasonable attorneys' fees and costs), from any claim now existing or which may arise due to Environmental Liabilities (as defined hereinafter), Tenant's breach of said representation and warranty or violation of Environmental Law (as hereinafter defined). However, the foregoing provisions shall not prohibit products of the type and in the amounts typically used or sold in the ordinary course of business in connection with the operation of the Tenant's business, provided:
(i) such substances shall be used and maintained only in such quantities as are reasonably necessary for Tenant's permitted use of the Leased Premises, in accordance with Environmental Law and the manufacturers' instructions therefor; (ii) such substances shall not be disposed of, released, or discharged at the Leased Premises and shall be transported to and from the Leased Premises in compliance with Environmental Law, (iii) if Environmental Law or Tenant's trash removal contractor requires that any such substances from the Leased Premises be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's cost and expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site, and shall ensure that disposal occurs frequently enough to prevent unnecessary storage or accumulation of such substances in the Leased Premises, or on the Land, and (iv) any remaining such substances shall be completely, properly and lawfully removed by Tenant from the Leased Premises upon expiration or earlier termination of this Lease or Tenant's right to possession.

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(b)TENANT FOREVER RELEASES AND DISCHARGES LANDLORD AND ITS AFFILIATES FROM AND AGAINST ANY AND ALL LOSSES WHICH ARISE OUT OF, OR ARE ALLEGED TO HAVE ARISEN OUT OF: (A) THE VIOLATION OF ANY ENVIRONMENTAL LAW BY ANY PERSON (OTHER THAN LANDLORD OR ANY OF ITS AFFILIATES) IN CONNECTION WITH THE LEASED PREMISES; OR (B) THE PRESENCE, USE, GENERATION, STORAGE, REMEDIATION OR RELEASE OF HAZARDOUS MATERIAL ON, UNDER, AT OR ABOUT THE LEASED PREMISES ATTRIBUTABLE TO THE ACTIONS OR OMISSIONS OF ANY PERSON (INCLUDING LANDLORD AND ITS AFFILIATES). WITHOUT LIMITING THE FOREGOING, THIS RELEASE SHALL INCLUDE ANY AND ALL COSTS FOR ANY INVESTIGATIONS OF THE LEASED PREMISES AND OTHER AFFECTED PROPERTY, ANY CLEANUP, REMOVAL, REPAIR, REMEDIATION OR RESTORATION OF THE LEASED PREMISES AND OTHER AFFECTED PROPERTY, THE PREPARATION OF ANY WORK PLANS REQUIRED OR PERMITTED BY ANY GOVERNMENTAL AUTHORITY, THE PREPARATION OF ANY CORRECTIVE ACTION, CLOSURE OR OTHER PLAN OR REPORT, AND ALL FORESEEABLE AND UNFORESEEABLE CONSEQUENTIAL DAMAGES, IN EACH CASE ARISING DIRECTLY OR INDIRECTLY OUT OF THE PRESENCE, USE, GENERATION, STORAGE, REMEDIATION OR RELEASE OF HAZARDOUS MATERIAL BY ANY PERSON ON, UNDER, AT OR ABOUT THE LEASED PREMISES.
(c)Tenant shall promptly notify Landlord upon the Tenant becoming aware of: (i) any enforcement, cleanup, or other regulatory action taken or threatened against Tenant by any governmental or regulatory authority with respect to the presence of any Hazardous Material at the Leased Premises, or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant relating to any loss or injury resulting from any Hazardous Material, (iii) any unlawful release, discharge, or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Leased Premises and (iv) any matters where Tenant is required by Environmental Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials in the Leased Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Leased Premises, or the Land initiated in connection with Environmental Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then actually known to Tenant to be the used, stored, or maintained in, on or upon the Land. Tenant shall additionally provide Landlord information with respect to the use and approximate quantity of each such material, a copy of any material safety data sheet issued by the manufacturer therefor, written information concerning the removal, transportation, and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Environmental Law.
(d)"Hazardous Materials" shall mean (i) any lead-based paint, petroleum, hazardous or toxic petroleum-derived substances or petroleum products, flammable explosives, radioactive materials, radon, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (ii) any chemicals or other materials or substances which are regulated, classified or defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "pollutant" or "contaminant" or any similar

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denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law; and (iii) any other waste, material (including, building construction materials and debris) or substance that is regulated by, or may in the future form the basis of liability under, any Environmental Law.
(e)"Environmental Law" means all Laws and any writ, judgment, decree, injunction or similar order, directive or other requirement of any governmental authority (in each such case whether preliminary or final), and contractual obligations concerning pollution or protection of the environment, sanitation, public and worker health and safety, including Laws relating to wetlands, emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, groundwater, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and all rules and regulations promulgated thereunder, the Comprehensive Environmental Response, Compensation and Liability Information System, as provided for by 40
C.F.R. § 300.5 and all rules and regulations promulgated thereunder, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act, the Occupational Safety and Health Act, and similar federal, state, provincial, municipal or local Laws, in all cases as the same have been or may be amended from time to time.
(f)"Environmental Liabilities" means those liabilities arising in connection with or in any way relating to the Leased Premises or any activities or operations at any time occurring or conducted at the Leased Premises, the presence of any Hazardous Materials on, about or under the Leased Premises or migrating thereto or therefrom, or any releases or threatened releases of Hazardous Materials from the Leased Premises (including any removal and offsite disposal of Hazardous Materials from the Leased Premises), which in each case arise under or in connection with any applicable Environmental Law, including any and all liabilities arising in connection with or relating to any investigation, remediation or other response or any claim, demand, litigation or other proceeding.
(g)Notwithstanding anything contained in this section to the contrary, Landlord agrees that during the term of this Lease Landlord shall not introduce any Hazardous Materials to the Leased Premises and shall not take any other action that would in any way increase any Environmental Liability.
ARTICLEX DESTRUCTION OF LEASED PREMISES
10.01Damage or Destruction. If the buildings or other improvements located on and constituting a portion of the Leased Premises are damaged or destroyed by fire or other casualty, this Lease shall continue in full force and effect provided Landlord and its mortgagee(s) shall make such casualty insurance proceeds available for the repair and reconstruction of the Premises through an appropriate, as determined by Landlord, independent escrow of such proceeds and otherwise in accordance with Landlord's mortgagee. Landlord shall, as promptly as possible, and, subject to the approval of Landlord and its mortgagee(s) and in compliance with all applicable

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laws, restore, repair or rebuild the Leased Premises to substantially the same condition as existed before the damage or destruction using materials of the same or better grade than that of the original construction, including any improvements or alterations required to be made by Law. Landlord shall for this purpose use all, or such part as may be necessary, of the insurance proceeds received from the insurance policies carried on the Leased Premises. If such insurance proceeds are not sufficient to pay such costs, Tenant may elect to pay such deficit. In the event that the Premises are so damaged as to make restoration or repair impractical as determined by Landlord, then Landlord may terminate this Lease as a permitted termination by written notice to Tenant within sixty (60) days of such casualty (the "Termination Notice") and Tenant shall be released from its obligation to pay future Minimum Rent from and after the date of Tenant's receipt of such notice. Should Landlord or its mortgagee(s) fail to make such insurance proceeds available for the reconstruction or repair, then Tenant may terminate this Lease as a permitted termination effective as of the date of the casualty, provided any notice is received by Landlord within twenty (20) days of Tenant's receipt of Landlord's written notice in respect of the unavailability of such proceeds.
If by reason of any casualty described above: (i) the Leased Premises is rendered wholly untenantable as a result of a risk which is not covered by Landlord's or Tenant's insurance policies;
(ii) Landlord's contractor estimates in good faith that such restoration will be completed after three hundred sixty-five (365) days after the casualty, or (iii) the Leased Premises is damaged in whole or in part during the last year of the Lease Term, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within sixty (60) days of receipt of Landlord's contractor's estimate, or the expiration of the foregoing 365-day period, or, if during the last year of the Lease, after the date of such casualty (all as the case may be). If Tenant elects to terminate this Lease, then Tenant shall vacate and surrender the Leased Premises to Landlord within sixty (60) days after receipt of such notice of termination. If Tenant elects not to terminate this Lease as set forth above, Landlord shall proceed promptly and exercising due diligence to restore the Leased Premises.
10.02Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and after Landlord's restoration of the Leased Premises, Tenant shall promptly repair, restore, or replace Tenant's improvements, trade fixtures, decorations, signs, and contents in the Leased Premises substantially to the condition thereof existing immediately prior to their damage or destruction.
10.03Tenant, in the event of a casualty loss caused by Tenant to the Leased Premises, shall pay to Landlord, the cost of the deductible applicable to the insurance policy maintained pursuant to Article 10 of this Lease. Such deductible amount shall be payable to Landlord within ten (10) days of receipt from Landlord of a statement therefore and a payment thereof by Tenant shall be a condition precedent to Landlord's obligations to repair or restore the Leased Premises as provided above.
ARTICLE XI
EMINENT DOMAIN

11.01Eminent Domain. If any portion of the Leased Premises shall be taken or damaged by condemnation or the exercise of the power of eminent domain, or by agreement reached under

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threat thereof (any such event being hereinafter refened to as a "Taking"), and such Taking does not (A) render the Building comprising the Leased Premises unavailable for Tenant's continued use as may be reasonably detennined and based on Tenant's actual use thereof as of the date of the Taking, or (B) take fifty percent (50.00%) or more of the cun-ently existing parking spaces located thereon, or (C) take more than forty percent (40.00%) of the existing loading dock facilities, or (D) otherwise materially, adversely impairs, denies, or restricts truck or other vehicle access to the loading dock area on the Leased Premises, then (i) this Lease shall continue in full force and effect, and such Taking shall entitle Tenant to an equitable abatement or reduction of Minimum Rent based on the portion of the building square footage of the Leased Premises so taken as it bears to the remaining square footage of the buildings, parking area, and/or loading dock area located on the Leased Premises, and other charges by reason thereof which shall be adjusted as of the date of such Taking; (ii) Landlord shall, as promptly as commercially reasonable, restore, repair or rebuild the Leased Premises to substantially the same condition as existed before the Taking (to the extent reasonably possible, given such Taking) using materials of the same or better grade than that of the materials being replaced, including any improvements or alterations required to be made by Law (hereinafter collectively referred to as the "Repairs"; and (iii) Landlord shall, obtain all permits required for such Repairs; provided, however, (x) all sums apportioned as compensation for the loss of or damages to the Leased Premises (hereinafter referred to as the "Premises Award") shall, notwithstanding anything to the contrary contained herein (except the immediately following sentence), be awarded, paid or made available to Landlord and its mortgagee(s) and Tenant hereby irrevocably assigns and transfers to Landlord all of Tenant's right, title and interest in and to any condemnation proceeds or awards that may be granted or awarded to Tenant. Notwithstanding the immediately foregoing sentence, however, Landlord shall have no interest in any award made to Tenant for Tenant's moving and relocation expenses or for the loss of Tenant's fixtures and other tangible personal property if a separate award for such items is made to Tenant.
Any repair or restoration work shall be performed within a reasonable time period, done diligently and continually until completed. The Landlord's obligations to rebuild and repair shall in any event be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to such condemnation, exclusive of any of any other alterations, improvements, fixtures and equipment installed by Tenant.
11.02In the event the entire Premises Award is not to be received by, delivered, or made available to Landlord within three hundred sixty-five (365) days of such Taking for Landlord to restore and complete repair of the Leased Premises to substantially the same condition as it existed prior to such Taking, then Tenant shall have the option to terminate this Lease within thirty (30) days after Landlord's written notice to Tenant of such situation, or it may complete the Repairs at its sole cost and expense; provided, however, Tenant's right to terminate this Lease shall not be conditioned upon Landlord's receipt of the Premises Award. To the extent the Premises Award paid to Landlord exceeds the total cost of the Repairs, Tenant shall have no claim to or interest in such excess Premises Award which may be retained by the Landlord (or to its mortgagee, as directed by Landlord) upon completion of the Repairs. Landlord agrees to give Tenant prompt written notice of any delays in the receipt of any Premises Award.
11.03The rights and obligations of Landlord and Tenant with respect to such apportionment shall be as provided by this Article, any mortgage, statute, principle of law or rule or equity to the contrary notwithstanding, and each of the parties agrees to cooperate with the other

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and to do everything necessary to effect the apportionment herein provided. If Landlord and Tenant cannot agree on a just and equitable apportionment of the final condemnation Award or abatement or reduction of rent, and make other adjustments in a fair and equitable manner within 30 days after the Award becomes final, the disputed matter shall be submitted to the Circuit Court of Bartow County, Georgia. It is the general intent of this Article that, upon condemnation, the parties shall allocate their Award to the extent that their respective interests are depreciated, damaged or destroyed by the exercise of the power of condemnation or of eminent domain.
11.04Should all of the Leased Premises be taken under the power of eminent domain or a conveyance in lieu thereof, or if a substantial portion thereof is taken so that the Building or parking areas comprising the Leased Premises are reasonably determined to be unavailable or unsuitable for Tenant's continued use, consistent with Tenant's use of the Leased Premises as of the date of the Taking, then the term of this Lease shall terminate as of the date that title shall vest in the acquiring authority and the rent and other charges shall be adjusted as of the date of such taking and the Awards shall be apportioned pursuant to the provisions of this Article.
ARTICLE XII DEFAULT OF TENANT
12.01Default. The following shall constitute an "Event of Default" under this Lease:
(a)failure of Tenant to pay any rental or charge due hereunder within five (5) business days after written notice thereof (except where Tenant has initiated payment but Landlord did not receive the same because of any act or omission of Landlord); provided, however, that Landlord shall not be required to give any more than two (2) such notices in any 12-month period; or
(b)Tenant failure to maintain any insurance coverages pursuant to this Lease, or the same shall be canceled, terminated, expire, reduced, or materially changed, except, in each case, after five (5) days after written notice from Landlord; or
(c)Tenant's failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice thereof, or if such performance cannot be completed within thirty (30) days, Tenant has not started such performance within thirty (30) days and diligently pursued to completion within an additional fifteen (15) days ; provided further, however, that Landlord shall not be required to give any more than two (2) such notices of non-monetary default; or
(d)if Tenant or any Lease guarantor shall become bankrupt or insolvent, or file or have filed against it any bankruptcy proceedings (which, if filed against it, has not been dismissed within 60 days), or take or have taken against it in any court pursuant to any statute, either of the United States or of any state, a petition of bankruptcy or insolvency, or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

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(e)if Tenant shall abandon the Leased Premises or suffers this Lease to be taken under any writ or execution.
If any Event of Default occurs Landlord, besides all such other rights or remedies it may have, after five (5) business days' notice, shall have the right to enter the Leased Premises and take possession thereof and of all permanent improvements thereon and may remove all persons and property from the Leased Premises by force, summary action, or otherwise, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without resort to legal process, and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Tenant agrees to quit and deliver up the possession of the Leased Premises, including permanent improvements to the Leased Premises, when this Lease terminates by limitation or in any other manner provided for herein.

12.02Remedies. If an Event of Default occurs, in addition to any other rights or remedies it may have in law or in equity, Landlord may elect to do any one or more of the following:

(a)Terminate this Lease.

(b)Enter upon and take possession of the Leased Premises without terminating this Lease.

(c)Alter all locks and other security devices at the Leased Premises with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary.

(d)Do whatever Tenant is obligated to do under the terms of this Lease and if necessary, enter upon the Leased Premises using whatever legal means available to Landlord. Tenant agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord.
Upon an Event of Default, Landlord may re-enter, as herein provided, or take possession pursuant to legal proceedings or pursuant to any notice provided for herein, make such alterations and repairs as may be necessary in order to relet the Leased Premises and relet said Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and reasonable attorneys' fees, and of costs of such alterations and repairs; third, to the payment of the most current rent owed at that time; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder from Tenant. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall be liable for the

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payment of such deficiency to Landlord. Such deficiency shall be calculated and become payable monthly. No such re-entry or the taking of possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease or to accept a surrender thereof unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any Event of Default, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then-reasonable rental value of the. Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual minimum rent paid by Tenant from the commencement of the term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter. Any reletting shall be done in such a manner as Landlord may deem proper, and if Tenant believes Landlord's efforts are not sufficient, Tenant shall so notify Landlord in writing and shall specify in detail such additional action Landlord should take. Unless such notice is given, Landlord's efforts to relet shall be deemed to be adequate. Tenant agrees that this Lease is a Lease of "real property in a Property" and that a debtor in possession and/or trustee in bankruptcy acting pursuant to the provisions of the revised bankruptcy code, may assume this Lease only if, in addition to such other conditions of this Lease and of applicable law, said debtor in possession/trustee shall provide Landlord with such written assurances of future performance as are acceptable to Landlord. In addition to other remedies available under this Lease, in the event of an occurrence of an Event of Default or, in the event of a threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights ofredemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Leased Premises. No receipt of monies by Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Leased Premises after the termination in any way of this Lease or after the giving of any notice of termination, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the receipt of such money; it being agreed that after the service of notice of termination or commencement of a suit, or after final judgment for possession of the Leased Premises, Landlord may receive and collect any rent or other amounts due Landlord, and such payment shall not in any respect reinstate said Lease and shall not waive, affect or impair said notice, said suit or said judgment without the express written consent of Landlord.

12.03Legal Expenses. If suit shall be brought or claim shall be made (whether or not suit is commenced or judgment entered) for recovery of possession of the Leased Premises, and/or the recovery ofrent or any other amount due under provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and the breach shall be established, Tenant shall pay to Landlord, in addition to all other sums and relief
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available to Landlord, all expenses incurred therefor, including reasonable attorneys' fees to the maximum extent permitted by law. Should any such action be brought by Landlord against Tenant, or by Tenant against Landlord, and Tenant obtains a judgment in its favor and against Landlord, Tenant shall be entitled to pursue a claim against Landlord for Tenant's reasonable attorney's fees incurred in defending against Landlord's claim.

12.04Failure to Pay; Late Charge and Interest. If Tenant at any time shall fail to pay any rental, Taxes, insurance premiums, liens, or to make any payment or perform any act required by this Lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at a rate equal to the lesser of thirteen and 75/100 percent (13.75%) per annum or the maximum rate permitted by law, from the date of payment or incurring thereof by Landlord and shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand (except where Tenant has initiated payment but Landlord did not receive the same because of any act or omission of Landlord). All other sums payable by Tenant to Landlord under this Lease, if not paid when due, shall accrue interest at a rate equal to the lesser of thirteen and 75/100 percent (13.75%) per annum or the maximum rate permitted by law, from their due date until paid, said interest to also constitute additional rent under this Lease and shall be paid to Landlord by Tenant upon demand; provided, however, that the interest rate will not apply to any sums not received timely by Landlord because of any act or omission of Landlord regarding such payment.
In addition to the foregoing default interest, should Landlord fail to receive any Rent due under this Lease within five (5) business days after such payment is due (except in the event that Landlord's failure to receive the same is caused by Landlord's act or omission), Tenant agrees to pay Landlord as a late charge, three percent (3.00%) of any such payment for the first occurrence, and five percent (5.00%) for any occurrence thereafter, (except where Tenant has initiated payment but Landlord did not receive the same because of any act or omission of Landlord), in order to compensate Landlord for expenses incurred for attempting to collect and processing late payments.

ARTICLE XIII ACCESS BY LANDLORD
13.01Right of Entry. Except in the event of an emergency (in which case Landlord may enter upon the Leased Premises without notice to Tenant), Landlord or Landlord's agents shall have the right to enter the Leased Premises at all reasonable times with at least forty-eight (48) hours advance oral or written notice to Tenant (including any manager located at the Leased Premises) to examine the same and to show it to purchasers and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part. At any time during the last twelve
(12) months of the term or renewal term hereof, Landlord may exhibit the Leased Premises to prospective tenants or purchasers and place upon the Leased Premises the usual notice "To Let."

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Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided. Landlord's inspection and showing of the Leased Premises shall not unreasonably interfere with the conduct of Tenant's business.
ARTICLE XIV TENANT'S PROPERTY
14.01Taxes on Leasehold. Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind owned by or placed in, upon or about the Leased Premises by Tenant.
14.02Loss and Damage. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of the Leased Premises, or from the pipes, appliances or plumbing works, or from the roof, street or subsurface, or from any other place, or by dampness or by any other cause of whatsoever nature, and whether originating in the Leased Premises or elsewhere. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only, and Tenant hereby indemnifies, defends, and holds Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, a waiver of which shall be obtained in advance by Tenant.
14.03Notice by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents, or damage to or of defects in the Leased Premises or in the building of which the Leased Premises are a part.
ARTICLE XV HOLDING OVER; SUCCESSORS
15.01Holding Over. Any holding over after the expiration of the term hereof, with or without the consent of Landlord, shall be construed to be a tenancy at will (or at sufferance) at the Minimum Rent of 1.375 times the Minimum Rent reserved for the last month of the Lease term, and with all other rents herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.
15.02Successors and Assigns. Except as otherwise herein provided, this Lease and all the covenants, terms, provisions and conditions herein contained shall inure to the benefit of and be binding upon the heirs, representatives, successors and assigns of each party hereto, and all covenants herein contained shall run with the land and bind any and all successors in title to Landlord.
ARTICLE XVI

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QUIET ENJOYMENT

16.01Landlord's Covenant. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the te1m hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord; subject, nevertheless, to all the terms and conditions of this Lease (including, without limitation, Section 16.02 below).
16.02Landlord will put Tenant in actual possession of the Leased Premises as of the commencement date or such other date as may be agreed upon by the parties hereto, and Tenant, on paying the rent and performing the covenants herein agreed by it to be performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Term without interference by Landlord or any person lawfully or equitably claiming by, through or under Landlord, subject to (i) the provisions of this Lease, (ii) all Laws (as hereinafter defined), and
(iii) all deeds, leases, subleases, options, contracts, extension letters, easements, reciprocal easements, assignments, termination agreements, subordination agreements, non-disturbance agreements, estoppel certificates, amendments or supplements to any of the foregoing, and recorded memoranda of any of the foregoing, all with respect to the Leased Premises, which, in each case (a) are recorded of record prior to the execution hereof, (b) copies of which have been made available to Tenant, or which are referenced with specificity in a document which has been made available to Tenant prior to the execution hereof, or (c) of which Tenant has knowledge prior to the execution hereof (collectively, the "Permitted Exceptions"). Exercise by Landlord of its rights to enter the Leased Premises as set forth in this Lease shall not constitute a violation of this Article.
16.03Quiet Enjoyment. Notwithstanding anything contained in this Lease to the contrary, Landlord, on behalf of itself and or any other person or persons lawfully or equitably claiming by, through or under Landlord, agrees that it shall take no action which would interfere with Tenant's use and quiet enjoyment of the Leased Premises.

ARTICLE XVII MISCELLANEOUS
17.01Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing.
17.02Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent installments herein stipulated shall be deemed to be other than on account of the most current stipulated rent owed at that time, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction.

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17.03No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

17.04Force Majeure. In the event either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder as to the repair and replacement of the Premises by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work, then the time allowed for performance of such work shall be extended by a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment ofrent, percentage rent, additional rent, or any other payments required by the terms of this Lease.

17.05Landlord's Liability. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, whether for damages or attorney fees or both, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Leased Premises as the same may then be encumbered and neither Landlord nor if Landlord be a partnership, any of the partners comprising such partnership shall be liable for any deficiency. IT IS UNDERSTOOD IHA TIN NO EVENT SHALL TENANT HAVE ANY RIGHT TO (I) LEVY EXECUTION AGAINST ANY PROPERTY OF LANDLORD OTHER THAN ITS INTEREST IN THE LEASED PREMISES AS HEREINBEFORE EXPRESSLY PROVIDED, OR (II) COLLECT CONSEQUENTIAL DAMAGES FROM LANDLORD. IN THE EVENT OF THE SALE OR OTHER TRANSFER OF LANDLORD'S RIGHT, TITLE AND INTEREST IN THE LEASED PREMISES, LANDLORD SHALL BE RELEASED FROM ALL LIABILITY AND OBLIGATIONS HEREUNDER.
17.06Notices and Payments. Any notice by Tenant to Landlord must be served by certified mail, postage prepaid, addressed to Landlord at the place designated for the payment of rent, or at such other address as Landlord may designate from time to time by written notice. Any notice by Landlord to Tenant must be served by certified mail, postage prepaid, addressed to Tenant at the Leased Premises, or at such other address as Tenant may designate from time to time by written notice to Landlord. All notices shall be effective upon delivery or attempted delivery in accordance with this Section. Until otherwise notified in writing, Tenant shall pay all rent reserved herein and all other sums required under this Lease by wire transfer or by check , as determined by Landlord, payable to the order of Landlord, and shall forward the same to Landlord as herein provided.

17.07Captions and Section Numbers. The captions, section numbers, article numbers and headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease.

17.8Definitions. The word "Tenant" shall mean each and every person, firm or corporation mentioned as a Tenant herein, be the same one or more; and if there shall be more than

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one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and it shall have the same force and effect as if given by or to all thereof. If there shall be more than one Tenant, they shall all be bound jointly and severally.
17.9Partial Invalidity. If any term, covenant or condition of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

17.10Recording. A certificate or memorandum of this Lease, prepared by Landlord or Tenant, may be recorded at Tenant's expense. Tenant and Landlord shall execute any such certificate or memorandum upon demand by the other party hereto.
17.11Entire Agreement. The Lease, the exhibits and rider, if any, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. All prior communications, negotiations, arrangements, representations, agreements and understandings, whether oral, written or both, between the parties hereto, and their representatives, are merged herein and extinguished, this Lease superseding and canceling the same. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by the party against which such subsequent alteration, amendment, change or modification is to be enforced. If any provision contained in any rider hereto is inconsistent with any printed provisions of this Lease the provision contained in such rider shall supersede said printed provision. Tenant hereby acknowledges that this Lease contains no restrictive covenants or exclusives in favor of Tenant;

17.12Applicable Law. This Lease and the rights and obligations of the parties arising hereunder shall be construed in accordance with the laws of the State of Georgia.
17.13Consents. Whenever Landlord's consent is required herein, such consent shall not be deemed given until Landlord has provided such consent in writing. Landlord agrees that its consent shall be in its sole discretion, except where otherwise provided herein. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent in connection with a request or approval of a sublease or assignment under Section 8.01 of this Lease.

17.14Authority. The persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State; all franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due; and those persons executing this Lease on behalf of Tenant are duly qualified and authorized to bind, and in fact do bind, the corporation.
17.15Interpretation. Both parties have read this Lease and had the opportunity to employ legal counsel and negotiate changes to the Lease. The Lease is the joint product of the parties and,

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in the event of any ambiguity herein, no inference shall be drawn against a party by reason of document preparation.
ARTICLE XVIII RIGHT OF FIRST REFUSAL
18.01Tenant's Right of First Refusal. Landlord hereby grants Tenant and its permitted assigns a right to purchase the Property, on the same terms and conditions set forth in any offer from an unrelated third party that Landlord desires to accept; provided that Tenant must exercise such right of first refusal by giving written notice to Landlord within ten (10) business days after Landlord delivers a copy of such offer to Tenant, and Tenant must close on such purchase within the lesser of ninety (90) days or the closing time period in the third party offer after exercising this right of first refusal.

18.02Tenant's failure to respond within the foregoing IO-business day period shall be deemed a waiver of Tenant's rights under this Section. However, notwithstanding the foregoing sentence, Tenant agrees to execute upon demand such documents, affidavits or other statements (in recordable form) as Landlord or a title insurance company may require to evidence Tenant's waiver of its right of first refusal rights hereunder. In the event that Tenant fails or refuses to execute such written waiver within five (5) days after Landlord's written request for the same, Landlord may, on behalf of the Tenant, execute any such waiver document or statement as Landlord or a title insurance company may require. In connection with such right, Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such waiver document or instrument for and in the name of the Tenant and to cause any such instrument to be recorded.

[Signatures on Following Page]

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[Signature Page to Lease Agreement]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

ADAIRSVILLE, GA, LLC,
a Delaware limited liability company

By: /s/ Kamyar Mateen
Name: Kamyar Mateen
Title: Manager

TENANT:

TDG OPERATIONS, LLC,
a Georgia limited liability company

By: /s/ Allen L. Danzey
Name: Allen L. Danzey
Title: Vice President

27 #2679!99Iv!0<CONTENT> - Lease & Lease Guaranty -- TDG Operations with Adairsville GA (Cannon)

[Signature Page to Lease Agreement]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

ADAIRSVILLE GA, LLC,
a Delaware limited liability company
By: /s/Kamyar Mateen
Name: Kamyar Mateen
Title: Manager

TENANT:

TDG OPERATIONS, LLC,
a Georgia limited liability company

                         By: /s/ Allen L. Danzey
Name: Allen L. Danzey Title: Vice President

27 #2679199iv!O<CONTENT>- Lease & Lease Guaranty--TDG Operations with Adairsville GA (Cannon)

EXHIBIT "A"
TO LEASE AGREEMENT LEASED PREMISES LEGAL DESCRIPTION
All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Adairsville, County of Bartow, State of Georgia.
All that tract or parcel of land lying and being in the City of Adairsville in Land Lot 199 of the 15th District and 3rd Section of Bartow County, Georgia containing 17.480 acres and being more particularly described as follows:

To find the Point of Beginning, commence at the intersection of the North right-of-way of Martin Luther King, Jr., Drive formerly Mitchell Road (50' RJW) with the line dividing Land Lots 199 and 222 of said District;

Thence South 86 degrees 49 minutes 48 seconds West for a distance of 80.09 feet along the North right-of-way of Martin Luther King, Jr., Drive to a point;

Thence North 87 degrees 21 minutes 11 seconds West for a distance of 150.01 feet along said North right-of-way to a point;

Thence North 87 degrees 21 minutes 11 seconds West for a distance of 174.90 feet along said North right-of-way to an iron pin found at the intersection of said North right-of-way with the West right-of-way of Princeton Boulevard (100' RJW) and the Point of Beginning.

Thence from the Point of Beginning thus established run North 87 degrees 25 minutes 38 seconds West for a distance of291.24 feet along the North right-of-way of Martin Luther King, Jr., Drive to a point;

Thence North 86 degrees 44 minutes 00 seconds West for a distance of 227.19 feet along said North right-of-way to a point

Thence North 87 degrees 22 minutes 40 seconds West for a distance of 150.02 feet along said North right-of-way to a point;

Thence North 88 degrees 18 minutes 17 seconds West for a distance of 181.10 feet along said North right-of-way to a point;

Thence North 87 degrees 42 minutes 10 seconds West for a distance of 340.44 feet along said North right-of-way to an iron pin found;

Thence North 00 degrees 48 minutes 25 seconds East for a distance of 730.96 feet leaving said North right-of-way to an iron pin found;

Thence South 66 degrees 20 minutes 25 seconds East for a distance of 585.15 feet to an iron pin

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placed;
Thence North 51 degrees 57 minutes 18 seconds East for a distance of 465.70 feet to an iron pin placed on the West right-of-way of Princeton Boulevard;

Thence South 38 degrees 49 minutes 08 seconds East for a distance of 246.85 feet along the West right-of-way of Princeton Boulevard to an iron pin found;

Thence along a curve to the right having a radius of 556.7 feet and an arc length of 380.73 feet, being subtended by a chord of South 19 degrees 13 minutes 20 seconds East for a distance of
373.36 feet along said West right-of-way to an iron pin found;

Thence South 00 degrees 22 minutes 07 seconds West for a distance of 290.10 feet along said right-of-way to an iron pin found at the intersection of said West right-of-way with the North right-of-way of Martin Luther King, Jr., Drive and the Point of Beginning.

26791991v12

EXHIBIT "B" LEASE GUARANTY [SEE ATTACHED]

2679199lvl2

GUARANTY

1.FOR VALUE RECEIVED, and in consideration for, and as an inducement to Landlord, Adairsville GA, LLC, a Delaware limited liability company, to enter into that certain Lease Agreement ("Lease") with TDG Operations, LLC, a Georgia limited liability company, as Tenant, the undersigned, THE DIXIE GROUP, INC., a Tennessee corporation (hereinafter sometimes called "Guarantor", whether one or more), hereby absolutely and unconditionally guarantees the full performance and observance by Tenant, Tenant's heirs, executors, administrators, successors and assigns (the phrase "heirs, executors, administrators, successors and assigns" not altering any of the provisions of said Lease relating to assignment or subletting) of all the covenants, duties and obligations of Tenant under the Lease (including, without limitation, the obligation to pay all rent and other sums payable thereunder), and Guarantor hereby makes itself fully liable for such performance and observance. Guarantor hereby acknowledges that this Guaranty is a guarantee of payment, not a guarantee of collection.

2.Guarantor expressly agrees that the validity of this Guaranty and its obligations hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord by said Lease. Guarantor further covenants and agrees that this Guaranty and the full liability of Guarantor hereunder shall remain and continue in full force and effect notwithstanding the occurrence of any one or more of the following types of transactions (whether or not Guarantor shall have received any notice of or consented to any such transaction): (i) any renewal, extension, modification or amendment of said Lease; (ii) any assignment or transfer by Landlord; (iii) any assignment or transfer or subletting by Tenant; (iv) death of any party Tenant (who may be a natural person);
(v) any dissolution of Tenant (if Tenant is a corporation); or (vi) the fact that Tenant (if Tenant is a corporation) may be a party to any merger, consolidation or reorganization; provided however, if Tenant is a disappearing party in any such merger, consolidation or reorganization, then Guarantor shall thereupon automatically become primarily liable for the performance of all the covenants, duties and obligations (including, without limitation, the obligation to pay all rent and other sums) of Tenant under said Lease.
3.Failure of Landlord to insist upon strict performance or observance of any of the terms, provisions or covenants of said Lease or to exercise of any right therein contained shall not be construed as a waiver or relinquishment for the future performance or observance of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent (or any other monetary sum or acceptance of performance of any obligation of Tenant under said Lease) with knowledge of the breach of any provision of said Lease shall not be deemed a waiver of such breach. Waiver by Landlord of any right of Landlord against Tenant under said Lease shall not constitute a waiver as against Guarantor or in any other way inure to the benefit of Guarantor (unless Landlord agrees in writing that the liability of Guarantor under this Guaranty is thereby affected).
4.Guarantor further agrees to indemnify and hold harmless Landlord from all loss, damage, cost and expense (including, without limitation, costs of court and reasonable attorneys' fees incurred by Landlord) in the event of any default by Tenant under such Lease.

26791991v12

5.Guarantor further agrees that with respect to any right of action which shall accrue to Landlord under said Lease, Landlord may, at its option, proceed against Tenant alone (without having made any prior demand upon Guarantor or having commenced any action against Guarantor or having obtained or having attempted to satisfy any judgment against Guarantor) or may proceed against Guarantor and Tenant, jointly or severally, or may proceed against Guarantor alone (without having made any prior demand upon Tenant or having commenced any action against Tenant or having obtained or having attempted to satisfy any judgment against Tenant) or, in the case of there being more than one (1) Guarantor, may proceed against one (1) or more Guarantors (without having made any prior demand upon any other Guarantor or having commenced any action against any other Guarantor or having obtained or attempted to satisfy any judgment against any other Guarantor). With the exception only of the defense of prior payment or prior performance by Tenant (of the obligation which Guarantor is called upon to pay or perform) or the defense that Landlord's claim against Guarantor hereunder is barred by the applicable statute of limitations, all defenses of the law of guaranty, indemnification and suretyship, including without limitation, substantive defenses and procedural defenses, are hereby waived and released by Guarantor. Except as provided in the preceding sentence, under no circumstances shall the liability of Guarantor under this Guaranty be terminated either with respect to any period of time when the liability of Tenant under said Lease continues or with respect to any circumstances as to which the liability of Tenant has not been fully discharged by payment or performance.
6.All of the covenants, duties and obligations of Guarantor under this Guaranty shall be performed in County of Bartow, Georgia, and all matters relating to this Guaranty and the covenants, duties and obligations of Guarantor under this Guaranty shall be governed by the laws of the State of Georgia.
7.Guarantor specifically waives any notice of acceptance of this Guaranty by Landlord.
8.If any obligation of Tenant under said Lease is secured, in whole or in part, by collateral of any type Landlord may, from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of all or any part of such collateral or subordinate or waive any of its lien rights with respect to all or any part of such collateral or release all or any part of such collateral, without notice to or consent of Guarantor and without in any wise impairing, diminishing or releasing the liability of Guarantor under this Guaranty. Under no circumstances shall Landlord be required to first resort to any collateral for any obligation of Tenant as any nature of prerequisite or precondition to invoking the liability of Guarantor under this Guaranty.

9.Guarantor acknowledges and represents to Landlord that Tenant executed said Lease and Guarantor executed this Guaranty prior to the time that Landlord executed said Lease; and Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by Guarantor to Landlord has served as a material inducement to Landlord to itself execute and deliver said Lease; and Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by Guarantor, Landlord would not have executed and delivered said Lease.

26791991v12

10.If Guarantor is a corporation, all of the following provisions of this paragraph shall be applicable: Guarantor acknowledges and agrees that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor. Guarantor wan-ants and represents that the execution and delivery of this Guaranty by the undersigned officer acting for Guarantor has been authorized by decision of the Board of Directors of Guarantor and that the Board of Directors of Guarantor has decided that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor. Guarantor further acknowledges and agrees that the making of this Guaranty did not result from any fraud on the Guarantor. Guarantor further warrants and represents (and acknowledges that Landlord has relied upon such warranty and representation in entering into the Lease) that the execution and delivery of this Guaranty is not in contravention of Guarantor's Articles of Incorporation Bylaws, or in contravention of any contractual or other legal limitation (statutory or otherwise) binding on Guarantor; and that execution and delivery of this Guaranty has been property authorized.
11.Guarantor agrees that in the event that Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or future provisions of the National Bankruptcy Act, or if such a petition be filed by creditors of said Tenant, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all or part of its property and assets is appointed by any State or Federal court, no such proceeding or action taken therein shall modify, diminish or in any way affect the liability of Guarantor under this Guaranty and the liability of Guarantor with respect to such Lease shall be of the same scope as if Guarantor had itself executed said Lease as the named tenant thereunder and no "rejection" and/or "termination" of such Lease in any of the proceedings referred to in this paragraph shall be effective to release and/or terminate the continuing liability of Guarantor to Landlord under this Guaranty with respect to such Lease for the remainder of the lease term stated therein unaffected by any such "rejection" and/or "termination" in said proceedings; and if, in connection with any of the circumstances referred to in this paragraph, Landlord should request that Guarantor execute a new Lease for the balance of the term of said Lease (unaffected by any such "rejection" and/or "termination" in any of said proceedings), but in all other respects identical with said Lease, Guarantor shall do so as the named "Tenant" under such new Lease (irrespective of the fact that the existing Lease may have been "rejected" or "terminated" in connection with any proceedings referred to in this paragraph). In the event of failure or refusal of Guarantor to execute such new Lease as herein provided, without limiting any of the legal or equitable remedies of Landlord on account of such failure or refusal, Guarantor agrees that Landlord shall have the right to obtain a decree of specific performance against Guarantor.
12.If Guarantor is a corporation, in the event of the dissolution of Guarantor while this Guaranty is in force, and without regard to whether Tenant shall be in default under the Lease, no distribution or disposition of the assets of Guarantor shall be made without first making provision acceptable to Landlord for the payment or satisfaction of Guarantor's obligations (and contingent obligations) hereunder.
13.If Guarantor is a natural person, in the event of the death of Guarantor while this Guaranty is in force, and without regard to whether Tenant shall be in default under said Lease, no distribution or disposition of the assets of the estate of Guarantor shall be made without first

2679199lvl2

making provision acceptable to Landlord for the payment or satisfaction of Guarantor's obligations (and contingent obligations) hereunder.
14.Guarantor further represents and warrants that all financial statements and other information submitted by Guarantor to Landlord in connection with the Lease fairly state the matters with which they purport to deal, and neither misstate any material fact nor, whether read separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading. Further, Guarantor warrants and represents to Landlord that all such financial statements heretofore delivered by Guarantor to Landlord are true and correct, that there are no material adverse changes as of the date hereof and that the execution hereof does not render Guarantor insolvent. Provided that Guarantor is not a publicly traded entity whose financial statements are available online, Guarantor shall provide Landlord with Guarantor's existing financial statements, in form and substance satisfactory to Landlord, within fifteen (15) days following a request by Landlord therefor, but not more often than once in any twelve (12) month period for any reason and one additional time in such 12-month period in connection with a proposed sale or refinancing of all or any portion of the Leased Premises.
15.All rights of Guarantor against Tenant arising by way of subrogation on account of Guarantor's having performed some covenant, duty or obligation of Tenant under said Lease shall be subject and subordinate to all of the rights of Landlord against Tenant with respect to such Lease; and Guarantor shall not exercise any such right of Guarantor against Tenant until all of the covenants, duties and obligations of Tenant under such Lease shall have been fully performed.
16.All rights of any one Guarantor against any other Guarantor arising on account of the first mentioned Guarantor's having performed some covenant, duty or obligation of Tenant under said Lease shall be subject and subordinate to all of the rights of Landlord against such other Guarantor with respect to this Guaranty; and such first mentioned Guarantor shall not exercise any such right of such first mentioned Guarantor against any other Guarantor until all of the covenants, duties and obligations of Tenant under such Lease shall have been fully performed.
17.If enforcement of the rights of Landlord under this Guaranty is placed in the hands of an attorney on account of any default of Guarantor under this Guaranty, Landlord shall, in addition to the other rights of Landlord hereunder, be permitted to recover Landlord's reasonable attorneys' fees from Guarantor. If any dispute hereunder is litigated, the prevailing party shall not be liable for the other party's legal fees or costs but shall be entitled to recover its own reasonable attorneys' fees and court costs from the non-prevailing party.
18.The stated rights of Landlord under this Guaranty shall be understood as not excluding any other legal or equitable rights of Landlord against Guarantor not expressly set forth herein, but shall be understood as being cumulative to all such other legal and equitable rights of Landlord not expressly stated herein.
19.Whenever this Guaranty is executed by more than one party as "Guarantor," all references herein to "Guarantor" shall refer to each and all of the undersigned parties signing this Guaranty as Guarantor; and the liability of said parties for the performance of the covenants, duties and obligations of Guarantor hereunder shall be joint and several.

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20.Should any po11ion of this Guaranty ever be held legally invalid or unenforceable, the balance of this Guaranty shall not thereby be affected, but shall remain in full force and effect in accordance with its terms and provisions.
21.All terms and provisions hereof shall inure to the benefit of the assigns and successors of Landlord and shall be binding upon the heirs, executors, administrators, successors and assigns of Guarantor.

[THE FOLLOWING PAGE IS THE SIGNATURE PAGE]

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SIGNATURE PAGE OF GUARANTY

EXECUTED as of December, 2023.

THE DIXIE GROUP, INC., a Tennessee corporation

                            By: ____________________________
                            Name: Allen Danzey_______________
Title: Chief Financial Officer

#2679199lv!0<CONTEN1>- Lease & Lease Guaranty--TDG Operations with Adairsville GA (Cannon)